                                                                    EXHIBIT 21.1


                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                              List of Subsidiaries

Name of Subsidiary                                  Jurisdiction of         Ownership
------------------                                  ---------------         ---------
                                                     Incorporation
                                                     -------------
PSDI International Software, Inc.                      Delaware                 (1)
PSDI Security Corporation                              Massachusetts            (1)
Maintenance Automation Corporation                     Florida                  (1)
PSDI International Holdings Inc.                       Delaware                 (2)
PSDI Export, Inc.                                      Barbados                 (2)
PSDI (UK) Ltd.                                         United Kingdom           (2)
PSDI Canada Limited                                    Canada                   (2)
PSDI France SARL                                       France                   (2)
PSDI Australia PTY. Ltd.                               Australia                (2)
PSDI Deutschland GmbH                                  Germany                  (2)
PSDI Europe, Ltd                                       United Kingdom           (2)
PSDI Espana S.A.                                       Spain                    (2)
PSDI Benelux N.V.                                      Netherlands              (2)
PSDI Norden AB                                         Sweden                   (2)
PSDI Japan K.K.                                        Japan                    (2)
PSDI (Thailand) Limited                                Thailand                 (2)
PSDI India                                             India                    (2)
PSDI Brasil Ltda.                                      Brazil                   (3)


(1) All of the outstanding capital stock is owned by Project Software & Development, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by PSDI International Software, Inc.

(3) 4,950 shares are owned by PSDI International Software, Inc. and 50 shares are owned by PSDI International Holdings, Inc.